EXHIBIT 23.2



                                RAICHE ENDE MALTER & CO. LLP



1375 Broadway               90 Merrick Road           330 Fifth Avenue
New York, New York  10018   East Meadow, New York     New York, New York 10001
212.944.4433                516.228.9000              212.686.2224
212.944.5404 (fax)          516.228.9122 (fax)        212.481.3274 (fax)



                   CONSENT OF RAICH ENDE MALTER & CO. LLP
               (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)


     We consent to the use in the Registration Statement of Chocolate Candy Creations, Inc. on Form S-1 under the Securities Act of 1933 of our report dated April ___, 2008 on the financial statements of Chocolate Candy Creations, Inc. as of December 31, 2007 and 2006, for year ended December 31, 2007 and for the period from November 1, 2006 (Inception) through December 31, 2006 and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ Raich Ende Malter & Co. LLP
     Raich Ende Malter & Co. LLP

New York, New York
April 17, 2008